EXHIBIT 24

                              POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Community Bank System, Inc. (the "Corporation"), does hereby appoint Sanford A. Belden, Dr. Earl W. MacArthur and David G. Wallace, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Corporation, the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission"), and any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.


         SIGNATURE                  TITLE                   DATE
         ---------                  ----

                              President,  Chief
  /s/Sanford A. Belden        Executive Officer              June 24, 1997
  ---------------------        and Director
  (Sanford A. Belden)

  /s/Dr. Earl W. MacArthur
  ---------------------        Chairman  of  the
  (Dr. Earl W. MacArthur)      Board of Directors           June 24, 1997
                               Directors and  Director

  /s/David G. Wallace
  ---------------------
 (David G. Wallace)               Treasurer                 June 24, 1997


  /s/John M. Burgess              Director                  June 24, 1997
  ---------------------
     (John M. Burgess)


  /s/William M. Dempsey           Director                  June 24, 1997
  ---------------------
   (William M. Dempsey)



   /s/Lee T. Hirschey             Director                  June 24, 1997
   _____________________
     (Lee T. Hirschey)


  /s/William N. Sloan             Director                  June 24, 1997
  ---------------------
    (William N. Sloan)


  /s/Hugh G. Zimmer               Director                  June 24, 1997
  ---------------------
     (Hugh G. Zimmer)


  /s/Richard C. Cummings
  ---------------------           Director                  June 24, 1997
    (Richard C. Cummings)


  /s/Nicholas A. DiCerbo
  ---------------------           Director                  June 24, 1997
    (Nicholas A. DiCerbo)


  /s/James A. Gabriel
  ---------------------           Director                  June 24, 1997
    (James A. Gabriel)


  /s/David C. Patterson
  ---------------------           Director                  June 24, 1997
    (David C. Patterson)